UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________
FORM 8-K

______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 4, 2015

IKANOS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)
______________________________________

Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
(510) 979-0400
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01	Other Events.

On February 6, 2015, Ikanos Communications, Inc. (the “Company”) issued a press release announcing that it had completed its previously announced rights offering, which expired at 5:00 p.m. Eastern Time on February 4, 2015. The Company also announced that preliminary results indicate that approximately 30,225,948 shares of the Company’s common stock were subscribed for at a price of $0.41 per share, resulting in estimated proceeds of approximately $12.4 million, before expenses, to the Company. The gross proceeds and number of shares sold include approximately 160,500 shares that remain subject to notice of guaranteed delivery. Of the total amount of shares sold, an aggregate of 27,848,340 shares will be issued to either a group of investors affiliated with Tallwood Venture Capital, the Company’s largest stockholder, or our executive officers and directors, all of whom exercised their subscription rights in the rights offering.

The shares of the Company’s common stock sold in the rights offering will be issued to stockholders as promptly as practicable. The rights offering was made pursuant to a Registration Statement on Form S-1 that was filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on November 26, 2014, and by means of the prospectus that was filed with the SEC on December 1, 2014. Questions regarding the rights offering may be directed to the information agent, D.F. King & Co., Inc., a division of American Stock Transfer & Trust Company, LLC, at (800) 478-5044.
A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release issued by Ikanos Communications, Inc. dated February 6, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 6, 2015

IKANOS COMMUNICATIONS, INC.

By:	/s/ ANDREW S. HUGHES
Andrew S. Hughes Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release issued by Ikanos Communications, Inc. dated February 6, 2015.